Exhibit 4.6

THIS WARRANT, AND ANY SHARES TO BE ISSUED UPON EXERCISE HEREOF, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

SHARE WARRANT

GW PHARMACEUTICALS PLC

(Incorporated under the Companies Acts 1985 and 1989)

Warrant to subscribe for 679,853 Ordinary Shares of £0.001 each

THIS IS TO CERTIFY that Biomedical Offshore Value Fund, Ltd having its principal place of business at 165 Mason Street, 3rd Floor, Greenwich, C.T.06830 is the registered holder of a warrant to subscribe for 679,853 ordinary shares of £0.001 each in GW Pharmaceuticals plc (the “Company”) subject to the Memorandum and Articles of Association of the Company and otherwise on the terms and conditions attached to this Certificate (subject as amended) which provide, inter alia, for adjustment to the number of shares subject to the Warrant (as defined in the said terms and conditions) in certain circumstances.

The holder of the Warrant represents and warrants, as to itself, as to the statements in (i) through (s) of the Notice of Exercise to this Warrant.

EXECUTED AS A DEED this day of			2009

by	Director, and	)	/s/ Justin Gover
	Director/Secretary,	)
duly authorised for and on behalf of		)	/s/ David Kirk
GW PHARMACEUTICALS PLC		)

IMPORTANT:

(1)                                 The Warrant evidenced by this Certificate is exercisable at any time up to and including the final date of the applicable Warrant Term by completion of the Notice of Exercise set out below and lodgment of such Notice at the then registered office of the Company together with the appropriate payment. After the final date of the applicable Warrant Term this Certificate will cease to have any value or effect in respect of the relevant Shares.

(2)                                 No transfer of the Warrant evidenced by this Certificate (or any part thereof) will be registered unless it is in accordance with the attached terms and conditions and is accompanied by this Certificate.

Notice of Exercise

The Directors
GW Pharmaceuticals plc

We hereby exercise our Warrant evidenced by this Certificate to subscribe for *[      shares in your company (the “Shares”) and attach a cheque for £[    ]

1.	Signed

Name

Address

We request that a certificate for the said [    ] Shares [and a balance certificate in respect of the Warrant] be sent by post to me at my risk at the first address shown or to the agent lodging this Certificate.

Lodged by: (agent to whom certificate(s) should be sent)

2.	Signed

Name

Address

*Please complete. If no number is inserted the Notice will be deemed to relate to all the shares subject to the Warrant.

THIS WARRANT, AND ANY SHARES TO BE ISSUED UPON EXERCISE HEREOF, HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE RESOLD OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

In connection with this Notice of exercise, we represent and warrant and undertake that (Check appropriate box):

(i)                                     See (i) below

(ii)                                  See (ii) below

(i)

We (and each person, if any, on whose behalf we are acting) are outside the United States (as defined in Regulation S under the US Securities Act of 1933, as amended (“Regulation S”) and we (and each person, if any, on whose behalf we are acting) acquired this Warrant in a bona fide re-sale transaction outside the United States pursuant to the safe harbour provisions of Regulation S;

or

(ii)

(a)                                 we acknowledge that (i) we are acquiring the Shares for our own account, not on behalf of others, and for investment purposes only and not with a view to or for sale in connection with any distribution thereof in violation of the US Securities Act of 1933 (the “Securities Act”) or any US State securities laws; and (ii) the Shares have not been and will not be registered under the Securities Act or any US State Securities Laws, and that the Shares are being offered and sold to us in a transaction not involving a public offering that is exempt from the registration requirements of the Securities Act;

(b)                                 we acknowledge that the Shares are subject to restrictions on transferability and resale, and that the Shares may not be sold in the US without registration under the Securities Act, except for sales pursuant to an exemption from the registration requirements of the Securities Act or in a transaction not subject to such requirements (subject to receipt of any legal opinion by the Company to assure such compliance);

(c)                                  we agree not to transfer, sell or otherwise dispose of the Shares in any manner that would violate the Securities Act or any US State Securities Laws or the rules and regulations of the Securities and Exchange Commission or the laws and regulations of any state or municipality having jurisdiction thereof.

(d)                                 we acknowledge that no federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of an investment in the Shares or the adequacy of the disclosure made by the Company with respect thereto;

(e)                                  (i) we have reviewed such additional information about the Company and the Shares as we consider necessary or appropriate to an investment decision, and (ii) we have had an opportunity to ask questions and receive answers from the Company regarding our acquisition of the Shares; (iii) we are not in possession of any inside information (as that term is defined in either and/or both the Criminal Justice Act 1993 and FSMA) relating to the Company; and (iv) we are not in possession of any price sensitive information (as that term is used in the AIM Rules) relating to the Company;

(f)                                   we acknowledge that (i) we can bear the economic risk of losing our entire investment in the Shares, (ii) we have such knowledge and experience in financial or business matters that we are capable of evaluating the merits and risks of an investment in the Shares, (iii) we understand the business in which the Company is engaged and (iv) we have not made such investment in the Company in response to a general solicitation or general advertisement by the Company or any person acting on its behalf;

(g)                                  we are (i) an “Accredited Investor” as such term is defined in Regulation D under the Securities Act; (ii) we were not formed for the specific purpose of making an investment in the Company; and (iii) have not been subject to any general solicitation or advertising;

(h)                                 we acknowledge that the securities we are acquiring are “restricted securities” and any certificated shares issued to us will have the following legend affixed thereto:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE UNITED STATES, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS (SUBJECT TO RECEIPT BY THE COMPANY OF ANY LEGAL OPINION TO ASSURE SUCH COMPLIANCE).

(i)                                     We are not a national or resident of Canada, Australia, South Africa, the Republic of Ireland, or Japan or a corporation, partnership or other entity organised under the laws of Canada (or any political sub-division of it), Australia, South Africa, the Republic of Ireland, or Japan and that we will not offer, sell or deliver, directly or indirectly, any of the Shares in Canada, Australia, South Africa, the Republic of Ireland, or Japan in violation of the laws of those countries or to or for the benefit of any person resident in Canada, Australia, South Africa, the Republic of Ireland, or Japan in violation of the laws of those countries;

(j)                                    we are entitled to subscribe for or acquire the Shares under the laws of all relevant jurisdictions which apply to us and that we have fully observed such laws and obtained all governmental and other consents which may be required thereunder and complied with all necessary formalities and we have not taken any action which will or may result in the Company or its directors, officers, employees or agents acting in breach of any regulatory or legal requirements of any territory in connection with the subscription agreement;

(k)                                 we have obtained all necessary consents and authorities to enable us to subscribe for or acquire Shares and to perform our subscription obligations, and we have otherwise observed the laws of all requisite territories, obtained any requisite governmental or other consents, complied with all requisite formalities and paid any issue, transfer or other taxes due in connection with its acceptance in any territory and we have not taken any action which will or may result in the Company acting in breach of the regulatory or legal requirements of any territory in connection with the subscription;

(l)                                     we warrant that we and any person on whose behalf we are acting is a person falling within Article 19(1) and/or 49(1) of the Financial Promotions Order 2005 (SI 20065/1529), and, in any event, is a person who falls within Paragraph (7) of Section 86 of FSMA;

(m)                             we warrant that we have not offered or sold and will not offer or sell any Shares to persons in the United Kingdom or in any EEA state except in circumstances which have not resulted and which will not result in an offer to the public in the United Kingdom or in any EEA state within the meaning of the Prospectus Rules made by the FSA pursuant to Part IV of FSMA, the Prospectus Regulations 2005 or otherwise;

(n)                                 we warrant that we have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) relating to the Shares in circumstances in which section 21(1) of the FSMA does not require approval of the communication by an authorised person;

(o)                                 we warrant that we have complied and will comply with all applicable provisions of the FSMA and all other applicable laws with respect to anything done by us in relation to the Shares in, from or otherwise involving the United Kingdom;

(p)                                 we acknowledge that we have complied fully with any obligations that we have in any jurisdiction under any applicable anti-money laundering, proceeds of crime or anti-terrorism laws or regulations in relation to the activities we are to perform in connection with the subscription agreement and will provide all information and evidence that the Company may require of us in order to comply with our obligations under any such legislation (including, if applicable, the Money Laundering Regulations 2007);

(q)                                 we acknowledge and confirm that our name and the number of Shares to be subscribed by us may be disclosed if required by law or by any applicable rules or regulations including pursuant to FSMA, the AIM Rules or the Rules of the UK Listing Authority;

(r)                                    we confirm that in subscribing for the Shares we are acting as principal and for no other person and that its acceptance of that commitment will not give any other person a contractual right to require the issue by the Company of any of the Shares;

(s)                                   we acknowledge that we have the power and authority to carry on the activities in which we are engaged, to subscribe for the Shares and to execute and deliver all documents necessary for such subscription.

TERMS AND CONDITIONS

1.                                      DEFINED TERMS

In these terms and conditions:

“Articles” means the Articles of Association of the Company current at the date of this Warrant and as amended from time to time;

“Company” means GW Pharmaceutical plc (Company Number 4160917) whose registered office is at Porton Down Science Park, Salisbury, Wiltshire SP4 0JQ;

“Effective Date” means the date hereof;

“Group” means the Company and its Subsidiaries from time to time;

“Shares” means the 679,853 ordinary shares of £0.001 in the capital of the Company (subject to adjustment in accordance with Paragraph 9) to be issued or allotted pursuant to and in accordance with the terms of this Warrant and having the rights and privileges set out in the Articles;

“Registered Holder” means the person in whose name this Certificate is registered;

“Subsidiary” means a subsidiary as that expression is defined by section 1159 of the Companies Act 2006 and “Subsidiaries” shall be construed accordingly;

“this Warrant” means the warrant evidenced by the Certificate to which these terms and conditions are attached, to subscribe for the Warrant Shares (subject to variation as specified in this Warrant);

“Warrant Price” means £1.75; and

“Warrant Term” means, in respect of each grant of Shares, the period commencing on the Effective Date and expiring on the fifth anniversary thereof, during which may exercise this Warrant.

2.                                      WARRANT SUBJECT TO THE ARTICLES

This Warrant is held subject to Articles and otherwise on these terms and conditions which are binding upon the Company and the Registered Holder and all persons claiming through or under them respectively. This Warrant will be registered and the subscription rights represented thereby will be transferable in multiples of Shares.

3.                                      RIGHT OF REGISTERED HOLDER

The Registered Holder shall have the right upon exercise of this Warrant to subscribe in cash for the Shares of the Company. This Warrant is exercisable by the Registered Holder in whole or in part at any time and from time to time during the relevant Warrant Term.

4.                                      EXERCISE OF WARRANT

In order to exercise this Warrant, the Notice of Exercise must be completed and signed by the Registered Holder and lodged at the then registered office of the Company together with a payment to the Company equal to the Warrant Price multiplied by the number of Shares in respect of which this Warrant is exercised. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Notice of Exercise with respect to less than all of the Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Shares. On or before the first business day following the date on which the Company has received each of the Notice of Exercise and the Warrant Price for the number of Shares being exercised (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Registered Holder. On or before the third business day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall allot and issue to the Registered Holders such aggregate number of Shares to which the Registered Holder is entitled pursuant to such exercise and as soon as reasonably practicable thereafter instruct the Company’s registrar to issue a share certificate in respect of the aggregate number of Shares to which the Registered Holder is entitled pursuant to such exercise.

5.                                      PART EXERCISE

5.1                               Part exercise

Where this Warrant is exercised in part only, it shall be so exercised in respect of not less than 5 per cent. of the Shares.

If this Warrant is exercised before the expiry of the relevant Warrant Term in respect of part only of the Shares, a certificate in respect of the balance will be issued by the Company to the Registered Holder.

6.                                      TAXES

The Company shall pay all expenses, taxes and other governmental charges with respect to the issuance and delivery of the Shares unless such tax or charge is imposed upon the Registered Holder. The Company shall not be required, however, to pay any transfer tax or other similar charge imposed in connection with the issuance of any certificate for the shares in any name other than the Registered Holder, and in such case the Company shall not be required to issue or deliver any share certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or charge is due.

7.                                      PAYMENT OF THE WARRANT PRICE

Payment of the Warrant Price shall be made by certified or official bank cheque.

8.                                      RANKING OF SHARES ISSUED

Shares issued pursuant to the exercise of this Warrant will rank pari passu in all respects from the date of issue with the remaining shares of the Company then in issue except for cash dividends declared, made or paid on or after, but for which the record date is fixed prior to, the date of issue in respect of a financial year or other accounting reference period of the Company ending on or before the date of issue.

9.                                      REORGANISATION

9.1                               Reorganisation

If while this Warrant has not been exercised in full there is:

(a)                                 a consolidation or sub-division of the ordinary shares of the Company into shares of larger or smaller denominations than £0.001;

(b)                                 or any allotment of fully paid Ordinary Shares by way of capitalisation of profits or reserves to holders of the Ordinary Shares on a date (or by reference to a record date), the number and/or nominal value of Ordinary Shares to be subscribed on a subsequent exercise of this Warrant will be increased or (as the case may be) reduced proportionately on the basis that immediately after the allotment (as referred to in sub-paragraph (b)), sub-division or consolidation (as referred to in sub-paragraph (a)) the then outstanding Warrants shall relate to the same percentage of the Ordinary Shares as that to which this Warrant related immediately before such allotment (as referred to in sub-paragraph (b)), sub-division or consolidation (as referred to in sub-paragraph (a)) and the Warrant Price shall be adjusted accordingly.

In the event of a such capitalisation, sub-division or consolidation the Company’s accountants, acting as experts and not as an arbitrator, shall certify the appropriate adjustments (if any) which they believe to be fair and reasonable and, within 28 days thereof, notice will be sent to the Registered Holder, together with a Certificate in respect of any additional Warrants and the price at which such Warrants may be exercised to which the Registered Holder is entitled in consequence of such adjustments (if any).

9.2                               Notification

The Company shall notify the Registered Holder as early as practicable in advance of any record date for the issue (or if no record date, the issue) of Ordinary Shares whether by rights or otherwise (including but without prejudice to the generality or the foregoing by way of open offer or a placing), however the Company shall not so notify the Registered Holder in advance of any public or regulatory announcement of such record date or issue.

10.                               NO FRACTIONS OF SHARES ISSUED

No fraction of a Share will be issued of exercise of this Warrant.

11.                               WINDING-UP OF THE COMPANY

If a resolution is passed on or before the expiry of the Warrant Term for the voluntary winding up of the Company (except for the purpose of reconstruction or amalgamation or merger in which case the Company will procure that the Registered Holder is granted by the reconstructed or amalgamated company a substituted warrant of a value equivalent to the value of this Warrant immediately prior to such reconstruction or amalgamation) the Registered Holder will be entitled on giving notice in writing to the liquidator of the Company within 42 days of the passing of such resolution to elect that for the purpose of ascertaining his rights in the winding up he shall be treated as if he had immediately before the date of the passing of the resolution exercised his rights to acquire Shares pursuant to this Warrant and in that event he shall be entitled to receive out of the assets available in the liquidation pari passu with the holders of the shares of the Company such a sum as he would have received had he been the holder of the Shares to which he would have become entitled by virtue of such exercise after deducting a sum equal to the sum which would have been payable in respect of such exercise. Subject to this paragraph, this Warrant shall lapse on liquidation of the Company.

12.                               UNDERTAKINGS BY THE COMPANY

The Company shall keep available for issue sufficient unissued Shares to satisfy in full this Warrant on any exercise hereof and shall use all reasonable endeavours to ensure that all Shares issued as a result of any such exercise are admitted to trading on AIM with effect from their date of issue. So long as the Ordinary Shares of the Company are admitted to trading on AIM, the Company shall cause the Shares to be also so admitted at all times, and as soon as practicable following their issue.

13.                               QUESTIONS ON ANY ADJUSTMENT TO WARRANT PRICE OR NUMBER OF SHARES

If any questions shall arise in regard in nature or extent of any adjustment to be made to the Warrant Price or number of Shares subject to this Warrant pursuant to any of the provisions of Paragraph 9 (Reorganisation) the same shall be referred for determination either by some person, firm or company nominated jointly for such purpose by the Company and the Registered Holder or, failing agreement on such joint nomination, by a firm of Chartered Accountants to be nominated at the request of the Company or the Registered Holder by the President for the time being of the Institute of Chartered Accountants in England and Wales and so that any person, firm or company so nominated shall be deemed to be acting as an expert or experts and not as an arbitrator or arbitrators and his or their decision shall be binding on all concerned.

14.                               ALTERATION OF RIGHTS ATTACHED TO WARRANT

All or any of the rights for the time being attached to the Warrant may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the Registered Holder.

15.                               TRANSFERS

The provisions of the Articles of Association of the Company relating to the transfer of shares shall apply equally (mutatis mutandis) to the Certificate to which these terms and conditions are attached and to the rights conferred by this Warrant. Subject to such provisions such Certificate and rights shall be transferable by instrument or transfer in the usual common form or in any other form which may be approved by the directors for the time being of the Company.

16.                               DOCUMENTS TO BE SENT TO REGISTERED HOLDER

The Company will send or procure to be sent to a copy of each published annual report of the Company together with all documents required by law to be annexed thereto and copies of every statement, notice or circular issued to the members of the Company concurrently with the issue of the same to its members.

17.                               RIGHTS OF THIRD PARTIES

The parties do not intend any term of this Deed to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.

18.                               GOVERNING LAW

The Warrant and these terms and conditions shall be governed by and construed in accordance with the laws of England and Wales.